                                                                    EXHIBIT 21.1

                              List of Subsidiaries


                         State of Incorporation
Name                         or Organization           Does Business As
----                     ----------------------       -------------------
Women First Pharmacy            Delaware              Women First
  Services, Inc.                                        Pharmacy Services

As We Change, LLC               Delaware              As We Change